As filed with the Securities and Exchange Commission on January 22, 2026

Registration No. 333-291856

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BlockchAIn Digital Infrastructure, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7374	39-2631241
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1540 Broadway, Ste 1010

New York, NY 10036

(917) 558-3563

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jerry Tang

Chief Executive Officer

1540 Broadway, Ste 1010

New York, NY 10036

(917) 558-3563

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Louis A. Bevilacqua, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW Suite 500 Washington, DC 20036 (202) 869-0888	Mitchell S. Nussbaum, Esq. Andrei Sirabionian, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective and all other conditions to the Business Combination Agreement described in the enclosed proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 3 (this “Amendment”) to the registration statement on Form S-4 (File No. 333-291856) originally filed on December 1, 2025 (the “Registration Statement”), by BlockchAIn Digital Infrastructure, Inc. (the “Company”), is being filed solely for the purpose of submitting certain exhibits. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement, and Exhibit 15.1 and Exhibit 23.2. This Amendment does not modify any provisions of the prospectus that forms part of the Registration Statement and, accordingly, such prospectus has not been included herein. This Amendment is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

Part II

Information Not Required in the Prospectus

Item 20. Indemnification of Directors and Officers

Under the DGCL, a Delaware corporation must indemnify its present and former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

Delaware law provides that a corporation may indemnify its present and former directors, officers, employees and agents, as well as any individual serving with another corporation in that capacity at the corporation’s request against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement of actions taken, if the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful; except that no indemnification may be paid for judgments, fines and amounts paid in settlement in actions by or in the right of the corporation to procure a judgment in its favor. A corporation may not indemnify a current or former director or officer of the corporation against expenses to the extent the person is adjudged to be liable to the corporation unless a court approves the indemnity.

The BlockchAIn Amended and Restated Certificate of Incorporation will provide that BlockchAIn shall indemnify, to the full extent permitted by applicable law as it presently exists or may thereafter be amended, any person who was or is a party or is threatened to be made a party to or otherwise involved any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of BlockchAIn or, while a director or officer of BlockchAIn, is or was serving at the request of BlockchAIn as a director, officer, employee, agent or trustee of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and expenses, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such person. To the extent not prohibited by applicable law, expenses (including attorneys’ fees) incurred by a covered person in defending or otherwise participating in any proceeding in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts advanced if it shall ultimately be determined that he or she is not entitled to be indemnified by BlockchAIn. The BlockchAIn Amended and Restated Bylaws will also contain certain indemnification provisions with respect to the directors and officers of BlockchAIn.

BlockchAIn expects to enter into indemnification agreements with each of its executive officers and directors, pursuant to which BlockchAIn will agree to indemnify them to the fullest extent permitted by law. Under the indemnification agreements, BlockchAIn will agree to advance all expenses incurred by or on behalf of the independent directors in connection with any proceeding after the receipt by us of a statement requesting such advance, whether prior to or after final disposition of such proceeding.

BlockchAIn will obtain standard directors and officers liability insurance under which coverage is provided (a) to BlockchAIn’s directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to BlockchAIn with respect to payments which we may make to such officers and directors pursuant to the indemnification agreements described above or otherwise as a matter of law.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description
2.1	Business Combination Agreement, dated May 27, 2025, by and among Signing Day Sports, Inc., One Blockchain LLC, BlockchAIn Digital Infrastructure, Inc., BCDI Merger Sub I Inc., and BCDI Merger Sub II LLC* (included as Annex A-1 to the proxy statement/prospectus that forms part of this registration statement)
2.2	Amendment No. 1 to the Business Combination Agreement, dated as of November 10, 2025, between Signing Day Sports, Inc. and One Blockchain LLC (included as Annex A-2 to the proxy statement/prospectus that forms part of this registration statement)
2.3	Amendment No. 2 to the Business Combination Agreement, dated as of December 21, 2025, among Signing Day Sports, Inc., One Blockchain LLC, BlockchAIn Digital Infrastructure, Inc., BCDI Merger Sub I Inc., and BCDI Merger Sub II LLC (included as Annex A-3 to the proxy statement/prospectus that forms part of this registration statement)
3.1	Certificate of Incorporation of BlockchAIn Digital Infrastructure, Inc. (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-4 filed on December 1, 2025)
3.2	Bylaws of BlockchAIn Digital Infrastructure, Inc. (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-4 filed on December 1, 2025)
3.3	Form of Amended and Restated Certificate of Incorporation of BlockchAIn Digital Infrastructure, Inc. (included as Annex B to the proxy statement/prospectus that forms part of this registration statement)
3.4	Form of Amended and Restated Bylaws of BlockchAIn Digital Infrastructure, Inc. (incorporated by reference to Exhibit 3.4 to Registration Statement on Form S-4/A filed on January 21, 2026)
5.1	Opinion of Loeb & Loeb LLP (incorporated by reference to Exhibit 5.1 to Registration Statement on Form S-4/A filed on January 21, 2026)
8.1	Opinion of Loeb & Loeb LLP regarding certain federal income tax matters (incorporated by reference to Exhibit 5.1 to Registration Statement on Form S-4/A filed on January 21, 2026)
10.1	Voting and Support Agreement, dated as of May 27, 2025, among Signing Day Sports, Inc., BlockchAIn Digital Infrastructure, Inc., One Blockchain LLC, BCDI Merger Sub I Inc., and BCDI Merger Sub II LLC* (included as Annex D to the proxy statement/prospectus that forms part of this registration statement)
10.2	Form of Lock-up/Leakout Agreement (included as Annex E to the proxy statement/prospectus that forms part of this registration statement)
10.3**	Electric Service Agreement, dated as of October 15, 2021, between Lockhart Power Company and One Blockchain LLC (formerly known as BPV Power Alpha LLC) (incorporated by reference to Exhibit 10.3 to Registration Statement on Form S-4 filed on December 1, 2025)
10.4**	Ground Lease Agreement, dated as of October 19, 2021, between Pacolet Milliken, LLC and One Blockchain LLC (formerly known as BPV Power Alpha LLC) (incorporated by reference to Exhibit 10.4 to Registration Statement on Form S-4 filed on December 1, 2025)
10.5	Digital Asset Miner Co-Location License, dated as of September 27, 2022, between One Blockchain LLC (formerly known as BV Power Alpha LLC) and Blue Ridge Digital Mining, LLC (incorporated by reference to Exhibit 10.5 to Registration Statement on Form S-4 filed on December 1, 2025)
10.6	Master Services Agreement, dated as of July 12, 2023, between One Blockchain LLC (formerly known as BV Power Alpha LLC) and Code Green Apparel Corp. (incorporated by reference to Exhibit 10.6 to Registration Statement on Form S-4 filed on December 1, 2025)
10.7	Management Fee Agreement, dated as of February 8, 2024, between One Blockchain LLC (formerly known as BV Power Alpha LLC) and Tiger Cloud LLC (incorporated by reference to Exhibit 10.7 to Registration Statement on Form S-4 filed on December 1, 2025)
10.8	Master Services Agreement, dated as of March 19, 2024, between One Blockchain LLC (formerly known as BV Power Alpha LLC) and New York Crypto Capital Inc. (incorporated by reference to Exhibit 10.8 to Registration Statement on Form S-4 filed on December 1, 2025)
10.9	Intercompany Loan Agreement, dated as of April 1, 2024, between One Blockchain LLC and VCV Infrastructure Holdings LLC (incorporated by reference to Exhibit 10.9 to Registration Statement on Form S-4 filed on December 1, 2025)
10.10	Surety Bond, dated as of April 19, 2024, among One Blockchain LLC (formerly known as BV Power Alpha LLC), HARCO National Insurance Company, and Lockhart Power Company (incorporated by reference to Exhibit 10.10 to Registration Statement on Form S-4 filed on December 1, 2025)
10.11	Mutual Settlement and Release Agreement, dated as of December 11, 2024, among KM JS Advisors, LLC, VCV Digital Group, LLC, Tiger Cloud LLC (formerly known as VCV Digital Infrastructure Alpha, LLC), One Blockchain LLC (formerly known as BPV Power Alpha, LLC and BV Power Alpha, LLC), and Jerry Tang (incorporated by reference to Exhibit 10.11 to Registration Statement on Form S-4 filed on December 1, 2025)
10.12	Mining Services Agreement, dated as of January 7, 2025, between BlockMetrix, LLC and One Blockchain LLC (formerly known as BV Power Alpha LLC) (incorporated by reference to Exhibit 10.12 to Registration Statement on Form S-4 filed on December 1, 2025)
10.13	Standstill Agreement, dated as of January 27, 2025, between Blue Ridge Digital Mining, LLC, Merkle Standard LLC and One Blockchain LLC (formerly known as BV Power Alpha LLC) (incorporated by reference to Exhibit 10.13 to Registration Statement on Form S-4 filed on December 1, 2025)
10.14	Standstill Agreement, dated as of February 28, 2025, between Blue Ridge Digital Mining, LLC, Merkle Standard LLC and One Blockchain LLC (formerly known as BV Power Alpha LLC) (incorporated by reference to Exhibit 10.14 to Registration Statement on Form S-4 filed on December 1, 2025)
10.15	Standstill Agreement, dated as of April 25, 2025, between Blue Ridge Digital Mining, LLC, Merkle Standard LLC and One Blockchain LLC (formerly known as BV Power Alpha LLC) (incorporated by reference to Exhibit 10.15 to Registration Statement on Form S-4 filed on December 1, 2025)
10.16	Amendment No. 1 to the Digital Asset Miner Co-Location License, dated as of May 15, 2025, between One Blockchain LLC (formerly known as BV Power Alpha LLC) and Blue Ridge Digital Mining, LLC (incorporated by reference to Exhibit 10.16 to Registration Statement on Form S-4 filed on December 1, 2025)

10.17	Related Party Revenue Transfer Agreement, dated as of May 15, 2025, between Blue Ridge Digital Mining LLC and One Blockchain LLC (formerly known known as BV Power Alpha LLC) (incorporated by reference to Exhibit 10.17 to Registration Statement on Form S-4 filed on December 1, 2025)
10.18	Purchase and Sale Agreement, dated as of May 15, 2025, between Blue Ridge Digital Mining, LLC and One Blockchain LLC (formerly known as BV Power Alpha LLC) (incorporated by reference to Exhibit 10.18 to Registration Statement on Form S-4 filed on December 1, 2025)
10.19	Guaranty, dated as of May 15, 2025, by One Blockchain LLC (formerly known as BV Power Alpha LLC) in favor of Merkle Standard LLC (incorporated by reference to Exhibit 10.19 to Registration Statement on Form S-4 filed on December 1, 2025)
10.20	Security Agreement, dated as of May 15, 2025, among VCV Digital Infrastructure Holdings, LLC, One Blockchain LLC (formerly known as BV Power Alpha LLC), and Merkle Standard LLC (incorporated by reference to Exhibit 10.20 to Registration Statement on Form S-4 filed on December 1, 2025)
10.21	Confidential Settlement Agreement, Mutual Release, and Separation Agreement, dated as of May 20, 2025, among Blue Ridge Digital Mining, LLC, Merkle Standard LLC, One Blockchain LLC (formerly known as BV Power Alpha LLC), VCV Digital Infrastructure Holdings, LLC, and Tiger Cloud LLC (formerly known as VCV Digital Infrastructure Alpha, LLC) (incorporated by reference to Exhibit 10.21 to Registration Statement on Form S-4 filed on December 1, 2025)
10.22**	Hosting Services Agreement, effective as of June 27, 2025, between Northstar Lending LLC and One Blockchain LLC (incorporated by reference to Exhibit 10.22 to Registration Statement on Form S-4 filed on December 1, 2025)
10.23**	Tripartite Supplemental Agreement, dated as of July 1, 2025, by and among Northstar Lending LLC, Green Volt Innovations AA1 LLC and One Blockchain LLC (incorporated by reference to Exhibit 10.23 to Registration Statement on Form S-4 filed on December 1, 2025)
10.24**	Supplemental Agreement to Tripartite Supplemental Agreement, dated as of October 1, 2025, by and between Green Volt Innovations AA1 LLC and One Blockchain LLC (incorporated by reference to Exhibit 10.24 to Registration Statement on Form S-4 filed on December 1, 2025)
10.25†	Form of Executive Consulting Agreement between BlockchAIn Digital Infrastructure, Inc. and Daniel Nelson (incorporated by reference to Exhibit 10.25 to Registration Statement on Form S-4 filed on December 1, 2025)
10.26†	Form of Executive Consulting Agreement between BlockchAIn Digital Infrastructure, Inc. and Jeffry Hecklinski (incorporated by reference to Exhibit 10.26 to Registration Statement on Form S-4 filed on December 1, 2025)
10.27†	Form of Executive Consulting Agreement between BlockchAIn Digital Infrastructure, Inc. and Craig Smith (incorporated by reference to Exhibit 10.27 to Registration Statement on Form S-4 filed on December 1, 2025)
10.28	Purchase Agreement, dated as of July 21, 2025, between Signing Day Sports, Inc. and Helena Global Investment Opportunities 1 Ltd. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Signing Day Sports, Inc. on July 22, 2025)
10.29	Placement Agency Agreement, dated as of July 21, 2025, between Signing Day Sports, Inc. and Maxim Group LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Signing Day Sports, Inc. on July 22, 2025)
10.30	Termination Agreement, dated September 18, 2024, between Signing Day Sports, Inc. and Boustead Securities, LLC (included as Annex F-1 to the proxy statement/prospectus that forms part of this registration statement)
10.31	Letter Agreement, dated as of October 15, 2024, between Signing Day Sports, Inc. and Boustead Securities, LLC (included as Annex F-2 to the proxy statement/prospectus that forms part of this registration statement)
15.1	Awareness Letter of Berkowitz Pollack Brant Advisors + CPAs
21.1	Subsidiaries of BlockchAIn Digital Infrastructure, Inc. (incorporated by reference to Exhibit 21.1 to Registration Statement on Form S-4 filed on December 1, 2025)
23.1	Consent of BARTON CPA PLLC (incorporated by reference to Exhibit 23.1 to Registration Statement on Form S-4/A filed on January 21, 2026)
23.2	Consent of Berkowitz Pollack Brant Advisors + CPAs
23.3	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
23.4	Consent of Newbridge Securities Corporation (incorporated by reference to Exhibit 23.4 to Registration Statement on Form S-4 filed on December 1, 2025)
24.1	Power of Attorney (included on the signature page to previously filed registration statement)
99.1	Fairness Opinion of Newbridge Securities Corporation dated May 27, 2025 (included as Annex C-1 to the proxy statement/prospectus that forms part of this registration statement)
99.2	Fairness Opinion of Newbridge Securities Corporation dated November 10, 2025 (included as Annex C-2 to the proxy statement/prospectus that forms part of this registration statement)
99.3	Consent of Hongfei Zhang to be named as a director (incorporated by reference to Exhibit 99.3 to Registration Statement on Form S-4 filed on December 1, 2025)
99.4	Consent of Mohammad Hasham to be named as a director (incorporated by reference to Exhibit 99.4 to Registration Statement on Form S-4 filed on December 1, 2025)
99.5	Consent of George Chuang to be named as a director (incorporated by reference to Exhibit 99.5 to Registration Statement on Form S-4 filed on December 1, 2025)
99.6	Consent of Daniel Nelson to be named as a director (incorporated by reference to Exhibit 99.6 to Registration Statement on Form S-4/A filed on January 21, 2026)
99.7	Form of Proxy Card for Signing Day Sports, Inc. Stockholder Meeting (incorporated by reference to Exhibit 99.7 to Registration Statement on Form S-4/A filed on January 21, 2026)
107	Filing fee table (incorporated by reference to Exhibit 107 to Registration Statement on Form S-4/A filed on January 21, 2026)

*	Annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted annexes, schedules and exhibits upon request by the SEC.
**	Portions of this exhibit have been omitted in compliance with Regulation S-K Item 601(b)(10)(iv) because the registrant has determined that the information is not material and is the type that the registrant treats as private or confidential.
†	Executive compensation plan or agreement.

Item 22. Undertakings

1.	The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fees Table” in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2.	The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

3.	The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

4.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

5.	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

6.	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on January 22, 2026.

BlockchAIn Digital Infrastructure, Inc.
By:	/s/ Jerry Tang
Jerry Tang Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jerry Tang	Chief Executive Officer (principal executive officer), Chairman, and Director	January 22, 2026
Jerry Tang

*	Chief Financial Officer (principal financial and accounting officer)	January 22, 2026
Jolienne Halisky

* By:	/s/ Jerry Tang
Jerry Tang
Attorney-In-Fact